NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

                          HANKERSEN INTERNATIONAL CORP.

                        WARRANT TO PURCHASE COMMON STOCK


Warrant No. 2008-___                         Original Issue Date: June ___, 2008

         HANKERSEN INTERNATIONAL CORP., a Delaware corporation (together with its successors and assigns, the "COMPANY"), hereby certifies that ________________________(the "HOLDER") and its successors, transferees and assigns, is entitled to purchase from the Company the securities set forth in
Section 2 below and subject to the following terms and conditions:

         1. DEFINITIONS. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section 1.

         "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

         "BUSINESS DAY" means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

         "COMMON STOCK" means the common stock of the Company.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FINANCING" means the consummation of one or more equity and/or convertible debt financings by the Company with aggregate gross proceeds of at least Two Million Dollars ($2,000,000) (exclusive of amounts under the Promissory Notes that are converted into Securities in connection with the Financing.

         "FINANCING BASED CONVERSION PRICE" means the lowest cash purchase price paid for Securities in a Financing. For purposes of computing the lowest cash purchase price paid for Securities in a Financing (other than securities issued in a Variable Rate Transaction, as such term is defined in the Note),

         (a) if the Financing consists of (i) shares of common stock, (ii) securities that are convertible into shares of common stock "Convertible Securities"), (iii) securities exchangeable for shares of common stock ("Exchange Securities") or (iv) securities exercisable for shares of common stock ("Warrant Securities"), then, except as otherwise provided below, the Financing Based Conversion Price shall be the lowest of the purchase price for the common stock, the conversion price of the Convertible Securities, the exchange price of the Exchange Securities or the exercise price of the Warrant Securities;

         (b)      if the Financing consists of (i) Warrant Securities and/or
                  (ii) Convertible Securities, Exchange Securities or shares of common stock, then no portion of the gross proceeds in such Financing shall be allocated to the Warrant Securities and the purchase price for the Warrant Securities shall be the exercise price thereof; if the Financing consists of (i) Convertible Securities or Exchange Securities and (ii) shares of common stock, then for purposes of determining the Financing Based Conversion Price, the proceeds of the Financing shall be allocated to the Convertible Securities and Exchange Securities and the conversion price and the exchange price shall be appropriately adjusted downward to reflect the issuance of the shares of common stock in the Financing and no portion of the proceeds from the Financing shall be allocable to the shares of common stock.

         "FUNDAMENTAL TRANSACTION" means any of the following that may occur:
(1) the Company effects any merger or consolidation of the Company with or into another Person, (2) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (3) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of common stock are permitted to tender or exchange their shares for other securities, cash or property, or (4) the Company effects any reclassification of the common stock or any compulsory share exchange pursuant to which the common stock is effectively converted into or exchanged for other securities, cash or property.

          "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

         "RULE 144" means Rule 144 promulgated by the Securities and Exchange Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission having substantially the same effect as such Rule.

         "SECURITIES" means shares of the Company's common stock.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

         "TRADING MARKET" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

          "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on the Trading Market, the daily volume weighted average price of the Common Stock for the preceding 20 trading days on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. New York City time to 4:02 p.m. New York City time);
(b) if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for the preceding 20 trading days on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the bid price per share of the Common Stock so reported the preceding 20 trading days; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the holders of the Convertible Promissory Notes of even date herewith in the aggregate amount of $700,000 then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

         "WARRANT SHARES" means the shares of Common Stock into which this Warrant is exercised.

         1. WARRANT SHARES; EXERCISE OF WARRANT. Any time and from time to time from and after the consummation of the Financing by the Company and through and including the fourth anniversary of the consummation of the Financing (the "FINANCING EXPIRATION DATE"), the Holder shall be entitled to purchase the number of shares of common stock equal to ____________ Dollars ($_______________) DIVIDED BY the Financing Based Conversion Price at an exercise price equal to the Financing Based Conversion price. If the Financing has not occurred within 12 months of the date hereof, any time and from time to time from and after such date and through and including the fourth anniversary of the date hereof (the "NON FINANCING EXPIRATION DATE" and collectively with the Financing Expiration Date, the "EXPIRATION DATE"), the Holder shall be entitled to purchase the number of shares of common stock equal to ______________ Dollars ($_____________)[fifty percent of initial principal amount of Note] DIVIDED BY $0.228 at an exercise price equal to $0.228, subject to adjustment as set forth herein (the "Non Financing Based Conversion Price") .

         2. EXPIRATION. At 6:30 p.m., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value. The Company may not call or redeem any portion of this Warrant without the prior written consent of the affected Holder. Not withstanding the foregoing, this Warrant shall be void on the Expiration Date. The Company shall cause the acquiror in any Fundamental Transaction to assume all obligations of the Company set forth in this Warrant.

         3. REGISTRATION OF WARRANT. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the "WARRANT REGISTER"), in the name of the Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

         4. REGISTRATION OF TRANSFERS. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a "NEW WARRANT"), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

         5. DELIVERY OF WARRANT SHARES.

                  (a) The Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant are being exercised. To effect exercises hereunder, the Holder shall duly execute and deliver to the Company at its address for notice set forth herein (or such to such other address as the Company may designate by notice in writing to the Holder), an Exercise Notice in the form of ANNEX A hereto, along with a Warrant Shares Exercise Log in the form of ANNEX B hereto, and shall pay the Exercise Price, if applicable, multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder. The Company shall promptly (but in no event later than three Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise. The Company shall, upon request of the Holder and subsequent to the date on which a registration statement covering the resale of the Warrant Shares has been declared effective by the Securities and Exchange Commission, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, PROVIDED, that, the Company may, but will not be required to change its transfer agent if its current transfer agent cannot deliver Warrant Shares electronically through the Depository Trust Corporation. A "DATE OF EXERCISE" for purposes of this Warrant, means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

                  (b) If by the third Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise. If the Company fails for any reason to deliver to the

Holder certificates evidencing the Warrant Shares subject to a Notice of Exercise by the 5th Trading Day after the Date of Exercise, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $5.00 per Trading Day (increasing to $10.00 per Trading Day on the 45th Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Date of Exercise until such certificates are delivered.

                  (c) The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing Warrant Shares upon exercise of the Warrant as required pursuant to the terms hereof. In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the 5th Trading Day after the Date of Exercise, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

         6. CHARGES, TAXES AND EXPENSES. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

         7. REPLACEMENT OF WARRANT. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company's obligation to issue the New Warrant.

         8. RESERVATION OF WARRANT SHARES. The Company covenants that during the term that this Warrant is exercisable, the Company will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved securities, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

         9. CERTAIN ADJUSTMENTS. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this SECTION 9.

                  (a) STOCK DIVIDENDS AND SPLITS. If, at any time while this Warrant is outstanding, (i) a stock dividend is paid on the Securities or distribution is otherwise made on any class of capital stock that is payable in such Securities, (ii) there is a subdivision of the outstanding Securities into a larger number of shares, or (iii) there is a combination of outstanding Securities into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of the Securities outstanding immediately before such event and of which the denominator shall be the number of shares of the Securities outstanding immediately after such event. Any adjustment made pursuant to clause
(i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. Simultaneously with any adjustment to the Exercise Price pursuant to this paragraph, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

                  (b) FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "ALTERNATE CONSIDERATION"). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of the Securities in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of the Securities are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. At the Holder's option and request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder's right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this paragraph (b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

                  (c) SUBSEQUENT EQUITY SALES OR RIGHTS OFFERING

                  (i) If the Company or any Subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the "BASE SHARE PRICE" and such issuances collectively, a "DILUTIVE ISSUANCE") (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price (as in effect from time to time), such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced in accordance with the following formula:

                                 O   +   N x P
                                        ----------
                            E' =  E  x     M
                                        ----------
                                         O + N

                  where:

                     E'     =       the adjusted Exercise Price.

                     E      =       the then current Exercise Price.

                     O      =       the number of shares of Common Stock
                                    outstanding on the record date.

                     N      =       the number of shares of additional Common
                                    Stock issued pursuant to such rights,
                                    options or warrants.

                     P      =       the price per share of the additional shares
                                    of Common Stock.

                     M      =       the  VWAP per share of Common Stock on the
                                    record date.


                  (ii) If the Company, at any time while the Warrant is outstanding, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the VWAP at the record date mentioned below, then the Exercise Price shall be adjusted in accordance with the formula:


                                 O   +   N x P
                                        ----------
                            E' =  E  x     M
                                        ----------
                                         O + N

                     where:

                     E'     =       the adjusted Exercise Price.

                     E      =       the then current Exercise Price.

                     O      =       the number of shares of Common Stock
                                    outstanding on the record date.

                     N      =       the number of shares of additional Common
                                    Stock issued pursuant to such rights,
                                    options or warrants.

                     P      =       the price per share of the additional shares
                                    of Common Stock.

                     M      =       the VWAP per share of Common Stock on the
                                    record date.

                  The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the applicable Exercise Price shall be promptly readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.


                  (d) CALCULATIONS. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

                  (e) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company's Transfer Agent.

                  (f) NOTICE OF CORPORATE EVENTS. Upon the (i) declaration of a dividend or any other distribution of cash, securities or other property in respect of the Securities, (ii) authorization or approval of any agreement contemplating or soliciting stockholder approval for any Fundamental Transaction or (iii) authorization of a voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction (but only to the extent such disclosure would not result in the dissemination of material, non-public information to the Holder) at least 10 calendar days prior to the applicable record or effective date on which a Person would need to hold common stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

                  (g) ADDITIONAL RIGHTS GRANTED IN FINANCING. If any anti-dilution rights are granted to holders of convertible securities issued in the Financing that are superior to rights granted in this Section 9, then the Holder shall be granted, without payment of additional consideration, such additional rights with respect to this Warrant.

         10. PAYMENT OF EXERCISE PRICE.

                  (a) The Holder shall pay the Exercise Price (a) in immediately available funds, or (b) electing a net exercise as described in Section 10 (b) below.

                  (b) NET EXERCISE. If there is not an effective registration statement covering the resale of the Warrant Shares, then the Holder may notify the Company in an Exercise Notice of its election to utilize a net exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

                                      X = Y [(A-B)/A]
                          where:
                                      X = the number of Warrant Shares to be
                                          issued to the Holder.

                                      Y = the number of Warrant Shares with
                                          respect to which this Warrant is being
                                          exercised.

                                      A = the VWAP as of the date of the
                                          exercise of the Warrant.

                                      B = the Exercise Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a net exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.


         11. LIMITATIONS ON EXERCISE. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder's for purposes of
Section 13(d) of the Exchange Act, does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of common stock which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant.

         12. NO FRACTIONAL SHARES. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the closing price of one Warrant Share as reported by the applicable Trading Market on the date of exercise.

         13. NOTICES. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (New York City time) on any Business Day, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be:

                  (i) If to the Company: Hankersen International Corp
                                         3rd Floor
                                         A Tower of Chuang Xin
                                         No. 72 Second Keji Road
                                         Hi Tech Zone, Xi'an China


                      With a copy to:    Steven Schuster, Esq.
                                         McLaughlin Stern, LLP
                                         260 Madison Avenue
                                         New York, NY 10016
                                         Fax: (212) 448-0066


or (ii) if to the Holder, to the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

         14. WARRANT AGENT. The Company shall serve as warrant agent under this Warrant. Upon 10 days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

         15. RESTRICTIONS. So long as Holder continues to holds the Warrant, such Holder will not, nor will it knowingly through its Affiliates engage in any "short sale" of Common Stock as such term is defined in Rule 200(a) of Regulation SHO promulgated under the Exchange Act (a "Short Sale"), except on those days (each a "Permitted Day") on which the aggregate short position with respect to the Common Stock of such Holder prior to giving effect to any Short Sales by such Holder on such Permitted Day does not exceed such Holder's Permitted Share Position (as defined below) on such Permitted Day; PROVIDED, however, that an Holder will only be entitled to engage in transactions that constitute Short Sales on a Permitted Day to the extent that following such transaction, the aggregate short position with respect to the Common Stock of such Holder does not exceed such Holder's Permitted Share Position. For purposes of this paragraph, an Holder's "Permitted Share Position" means, with respect to any date of determination, the number of shares of Common Stock beneficially owned by such Holder plus the maximum number of Warrant Shares then issuable (including as to portions of Warrants not yet exercised and without regard to any exercise caps or other exercise restrictions applicable to the Warrants) to such Holder.


         16. MISCELLANEOUS.

                  (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns. The foregoing sentence shall be subject to the restrictions on waivers and amendments set forth in Section 11 of this Warrant.

                  (b) This Warrant shall be governed by and be construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of such state. Each of the Company and Holder hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in respect of actions brought against it as a defendant, in any action, suit or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and Holder hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Note, or in any court referred to above. Each of the parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile.

                  (c) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

                  (d) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

                  (e) Prior to exercise of this Warrant, the Holder hereof shall not, by reason of being a Holder, be entitled to any rights of a stockholder with respect to the Warrant Shares.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                      HANKERSEN INTERNATIONAL CORP.



                                      By: ________________________________
                                      Name:  Pengcheng Chen
                                      Title: President

                                     ANNEX A


                                 EXERCISE NOTICE
                          HANKERSEN INTERNATIONAL CORP.
                          WARRANT DATED APRIL 24, 2008


The undersigned Holder hereby irrevocably elects to purchase _____________ shares of common stock pursuant to the above referenced Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1) The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(2) The Holder intends that payment of the Exercise Price shall be made as (check one):

                      ____"Cash Exercise" under Section 10

                      ____

                      ____"Net Exercise" under Section 10

(3) If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(4) Pursuant to this Exercise Notice, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

(5) By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of shares of Common Stock (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) permitted to be owned under Section 11 of this Warrant to which this notice relates.


Dated:                                Name of Holder:
       -----------,  -------

                                      (Print)

                                      By:
                                      Name:
                                      Title:

                                   (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

                                     ANNEX B


                           WARRANT SHARES EXERCISE LOG



----------------------------- ----------------------------- ---------------------------------- ---------------------
Date                          Number of Warrant Shares      Number of Warrant Shares           Number of Warrant
                              Available to be Exercised     Exercised                          Shares Remaining to
                                                                                               be Exercised
----------------------------- ----------------------------- ---------------------------------- ---------------------














----------------------------- ----------------------------- ---------------------------------- ---------------------

                                     ANNEX C


                          HANKERSEN INTERNATIONAL CORP
                          WARRANT DATED APRIL 23, 2008


                                 WARRANT NO. [ ]


                               FORM OF ASSIGNMENT


         [To be completed and signed only upon transfer of Warrant]

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the above-captioned Warrant to purchase ____________ shares of common stock to which such Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated:   _______________, ____


                                      ---------------------------------------
                                      (Signature  must  conform in all
                                      respects to name of holder as specified
                                      on the face of the Warrant)



                                      ---------------------------------------
                                      Address of Transferee



                                      ---------------------------------------

                                      ---------------------------------------


In the presence of:


--------------------------